UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 9, 2010
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2723 S. State Street, Ann Arbor, Michigan  48104
(Address of principal executive offices)

(734) 214-3700
(Registrant’s telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

United Bancorp, Inc. will hold a special meeting of shareholders on September 23, 2010, at 4:30 p.m. local time.  At the meeting, the shareholders will consider and vote on two proposals: (1) a proposal to amend the company's Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 30,000,000; and (2) a proposal to adjourn the special meeting, if necessary, to allow time for further solicitation of proxies if there are insufficient votes present at the meeting to approve the proposed amendment to the Articles of Incorporation.  The company will also conduct any other business that may properly come before the meeting.

The company is making this meeting accessible to the public by telephone on a listen-only basis. Anyone interested in the meeting may access the meeting on a live basis by dialing toll-free 1-877-669-3239 and entering 664300480## for the pass code.

This Report is furnished to, and not filed with, the Commission.

Forward Looking Statements
It is anticipated that some of the information presented at the meeting will contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc.  Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. Our ability to fully comply with all of the provisions of our memorandum of understanding, improve regulatory capital ratios, raise additional capital, successfully implement new programs and initiatives, increase efficiencies, utilize our deferred tax asset, address regulatory issues, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured.  Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of United Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009 and in "Part II, Item 1A – Risk Factors" of United Bancorp, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as amended.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.  United Bancorp, Inc. undertakes no obligation to update or revise any forward-looking statements to reflect developments that occur or information obtained after the date of the annual meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
United Bancorp, Inc. (Registrant)
By:

Date: September 9, 2010	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer